Exhibit 10.3

JOINDER AGREEMENT TO AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

THIS JOINDER AGREEMENT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of August 23, 2005 (the “Agreement”) is executed by HECTOR YUBEILI ZEGAIB (together with any successors and assigns, the “Transferee”). Capitalized terms not otherwise defined herein are used herein as defined in that certain Amended and Restated Shareholders Agreement dated as of April 28, 2005 (as amended or supplemented from time to time, the “Shareholders Agreement”) among CVC, the Shalom Shareholders, the Centel Shareholders and the Additional Shareholders (in each case, as defined in the Shareholders Agreement) and Intcomex, Inc., a Delaware corporation (“Intcomex”).

R E C I T A L S

A. HARRY LUCHTAN (“Luchtan”) is a shareholder of Intcomex and wishes to transfer 22 shares of Class B Stock of Intcomex owned by him (the “Transferred Luchtan Shares”) to the Transferee;

B. YEHUDA AZANCOT (“Azancot”) is a shareholder of Intcomex and wishes to transfer 523 shares of Class B Stock of Intcomex owned by him (the “Transferred Azancot Shares” and together with the Transferred Luchtan Shares, the “Transferred Shares”) to the Transferee;

C. Each of Luchtan and Azancot is a party to the Shareholders Agreement; and

D. The execution and delivery of this Agreement by the Transferee is a condition precedent to the ability of Luchtan and Azancot to transfer the Transferred Shares to the Transferee.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferee agrees as follows:

1. By execution of this Agreement, the Transferee joins the other parties to the Shareholders Agreement as a party thereto and hereby assumes, accepts and agrees to be bound by the rights and obligations of Luchtan and Azancot under the Shareholders Agreement with respect to the Transferred Shares. The Transferee executes this Agreement for the benefit of the other parties to the Shareholders Agreement.

2. The Transferee hereby agrees to become a party to the Shareholders Agreement and to assume the rights and obligations of Luchtan and Azancot with respect to the Transferred Shares under the Shareholders Agreement and all other obligations and duties imposed on it as a Shareholder (as defined in the Shareholders Agreement) under the Shareholders Agreement. The Transferee hereby further agrees to perform and discharge promptly and fully all of its covenants, agreements, terms and conditions under the Shareholders Agreement on and after the date of this Agreement and timely to perform and observe the covenants, agreements, terms, and to be performed and observed on or after the date of this Agreement in the same manner and with the same force and effect as if the Transferee had originally executed the Shareholders Agreement in the place and stead of Luchtan or Azancot, as applicable. In addition, the Transferee agrees to execute such further documents as may be necessary, in the opinion of the Intcomex, to make the Transferee a party to the Shareholders Agreement and to assume the rights and obligations with respect to the Transferred Shares under the Shareholders Agreement.

3. The Transferee represents and warrants on the date hereof as follows:

(a) Organization and Qualification; Power. The Transferee is a citizen of Mexico. The Transferee has all requisite power and authority to own the Transferred Shares.

(b) Authority; Validity. The Transferee has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Transferee and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. No further act or proceeding on its part is necessary to authorize this Agreement or the performance of its obligations hereunder.

(c) Compliance; Binding Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) constitute a breach or violation of, or default under, or accelerate any obligation, or create an Encumbrance on any assets, properties or rights of the Transferee (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Transferee; or (iii) violate or conflict with any Law to which the Transferee is subject or by which the Transferee is bound.

(d) Consents. No Consent is required to be made or obtained by the Transferee in connection with: (i) the execution, delivery or performance of this Agreement by the Transferee; or (ii) the consummation by the Transferee of any of the transactions contemplated herein.

4. The Transferee hereby represents and warrants that it is a “Permitted Transferee” as such term is defined in the Shareholders Agreement.

5. The Transferee hereby represents and warrants that its true and correct full legal name and address are set forth below:

Hector Yubeili

Progreso 32

Mexico D.F., 11800

6. The Transferee agrees that, as of the date hereof, it is a “Centel Shareholder” as such term is defined in the Shareholders Agreement.

7. By execution of this Agreement, the Transferee acknowledges and agrees that after the date hereof, Luchtan and Azancot shall no longer be subject to the rights and obligations with respect to the Transferred Shares.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE TRANSFEREE HEREBY AGREES THAT IT HAS READ AND UNDERSTANDS, IS BOUND BY AND SHALL COMPLY FULLY WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT.

IN WITNESS WHEREOF, the Transferee has caused this Agreement to be duly executed as of the date first above written.

/s/ Hector Yubeili
HECTOR YUBEILI

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